Exhibit 99.1

Target Hospitality Reports Impressive Second Quarter 2024 Results with Continued Strong Operational Performance

THE WOODLANDS, Texas, August 7, 2024 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the three months ended June 30, 2024.

Financial and Operational Highlights

●	Revenue of $100.7 million for the three months ended June 30, 2024.
●	Net income of $18.4 million for the three months ended June 30, 2024.
●	Basic and diluted income per share of $0.18 for the three months ended June 30, 2024.
●	Adjusted EBITDA(1) of $52.2 million for the three months ended June 30, 2024.
●	Strong cash generation with approximately $39.1 million of Net Cash Provided by Operating Activities and $32.8 million of Discretionary Cash Flow(1) (“DCF”) for the three months ended June 30, 2024.
●	Significant financial flexibility with approximately $329 million of total available liquidity and a net leverage ratio of 0.1x as of June 30, 2024.
●	Continued progress towards achieving zero net debt by year end 2024.
●	Materially enhanced financial position supports continued evaluation of a robust pipeline of potential diversifying growth opportunities.

Executive Commentary

“The second quarter performance illustrates the benefits of our efficient operating model and network capabilities which allow us to provide premium solutions to our world-class customers, while simultaneously delivering strong financial results,” stated Brad Archer, President and Chief Executive Officer.

“These attributes have consistently supported the achievement of our financial goals and have established an enhanced financial position centered on the strength of our balance sheet and robust liquidity profile. These elements support our ability to continue providing premier hospitality solutions to our customers, while simultaneously evaluating opportunities to grow and diversify our contract portfolio,” concluded Mr. Archer.

Financial Results

Second Quarter Summary Highlights

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	June 30, 2024	June 30, 2023
Revenue	$100,721	$143,630
Net income	$18,386	$46,453
Income per share – basic	$0.18	$0.46
Income per share – diluted	$0.18	$0.44
Adjusted EBITDA(1)	$52,179	$90,915
Average utilized beds	14,370	14,876
Utilization	89%	91%

TH Q2 2024 Earnings Release

Revenue was $100.7 million for the three months ended June 30, 2024, compared to $143.6 million for the same period in 2023.

Net income was $18.4 million for the three months ended June 30, 2024, compared to $46.5 million for the same period in 2023.

Adjusted EBITDA was $52.2 million for the three months ended June 30, 2024, compared to $90.9 million for the same period in 2023.

The year over year decreases were primarily driven by non-cash, nonrecurring, infrastructure enhancement revenue amortization (“Infrastructure Revenue Amortization”) associated with the Company’s Pecos Children’s Center (“PCC”) community within the government segment. As previously announced, on July 8, 2022, the Infrastructure Revenue Amortization was associated with material expansion and enhancement of the PCC community and was fully amortized as of November 2023.

Capital Management

The Company had approximately $8.6 million of capital expenditures for the three months ended June 30, 2024. Capital expenditures were predominantly focused on enhancing and maintaining Target’s modular accommodations across its expansive network.

As of June 30, 2024, the Company had approximately $154 million of cash and cash equivalents with approximately $329 million of total available liquidity, no outstanding borrowings on the Company’s $175 million credit facility, and a net leverage ratio of 0.1 times.

Business Update and Full Year Outlook

Target’s robust operating platform, network flexibility and commitment to maximize operational efficiencies has established an enhanced financial position. These attributes support a highly durable and flexible operating model centered on an optimized balance sheet and liquidity profile.

These strengths support Target’s continued evaluation of a robust pipeline of organic growth opportunities focused on diversifying Target’s contract portfolio and broadening the Company’s customer reach. These opportunities remain centered on Target’s full-turnkey hospitality solutions as well as expanding Target’s value chain participation through individual elements of existing core competencies.  Importantly, as Target evaluates these opportunities there remains a sharp focus on maintaining its strong financial position through disciplined capital deployment.

As previously announced, on June 10, 2024, the Company received notice that the U.S. government intends to terminate the South Texas Family Residential Center contract ("STFRC Contract"), effective in 60 days, or on or about August 9, 2024. Target’s 2024 outlook gives effect to the recent STFRC Contract termination.

Regarding Target’s PCC community, since 2021, the PCC community has served as a cornerstone to the U.S. government’s critical domestic humanitarian aid mission supporting unaccompanied minors and the Company anticipates a normal course renewal of this contract in November of 2024.  However, given the dynamic fluctuations in community population, Target believes it prudent to exclude from its 2024 outlook any incremental PCC variable revenue.

Target’s contract portfolio provides a high degree of revenue visibility, coupled with an efficient operating structure, these elements support strong cash generation and an optimized balance sheet.  As such, the Company is reiterating its 2024 outlook of:

●	Total revenue between $375 and $385 million
●	Adjusted EBITDA(1) between $184 and $190 million
●	Total capital spending between $25 and $30 million, excluding acquisitions
●	Zero net debt by year end 2024
●	Year end 2024 total available liquidity exceeding $350 million

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TDR Proposal Update

On March 25, 2024 Target announced that the Board of Directors of Target Hospitality (“the Board”) received an unsolicited non-binding proposal from Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of common stock of Target Hospitality that are not owned by any of Arrow, any investment fund managed by TDR or any of their respective affiliates, for cash consideration of $10.80 per share (the “Proposal”).

The Board has established a special committee of independent directors (the “Special Committee”), and the Special Committee has retained Centerview Partners LLC and Ardea Partners LP as its financial advisors and Cravath, Swaine & Moore LLP as its legal advisor. The Special Committee continues its review and evaluation of the Proposal, as well as evaluating alternative proposals and other strategic alternatives.

The Special Committee has made no decision at this time with respect to the Proposal, and the Company does not undertake any obligation to provide any updates with respect to the Proposal or any other transaction, except as required by applicable law or other regulatory requirements. There can be no assurance that any transaction will result from the Special Committee’s evaluation of the Proposal, or, if so, the timing, terms and conditions of such transaction.

Segment Results – Second Quarter 2024

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	June 30, 2024	June 30, 2023
Revenue	$59,860	$101,179
Adjusted gross profit(1)	$48,844	$87,535

Revenue for the three months ended June 30, 2024, was $59.9 million compared to $101.2 million for the same period in 2023. Adjusted gross profit for the period was $48.8 million compared to $87.5 million in the same period in 2023.

These decreases were primarily driven by non-cash, nonrecurring, Infrastructure Revenue Amortization associated with the Company’s PCC community, which was fully amortized as of November 2023.

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	June 30, 2024	June 30, 2023
Revenue	$38,232	$39,154
Adjusted gross profit(1)	$13,065	$13,294
Average daily rate (ADR)	$74.33	$75.21
Average utilized beds	5,595	5,643
Utilization	76%	79%

Revenue for the three months ended June 30, 2024, was $38.2 million compared to $39.2 million for the same period in 2023. Average utilized beds of 5,595 for the three months ended June 30, 2024, with ADR of $74.33.

Target continues to benefit from consistent customer demand, as the Company’s expansive network and premier service offerings provide a value-added solution for its world-class customers.

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All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	June 30, 2024	June 30, 2023
Revenue	$2,629	$3,297
Adjusted gross profit(1)	$(234)	$(471)

This segment’s operations consist of hospitality services revenue not included in other segments. Revenue for the three months ended June 30, 2024, was $2.6 million compared to $3.3 million for the same period in 2023.

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Conference Call

The Company has scheduled a conference call for August 7, 2024, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the second quarter 2024 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by connecting via phone through one of the following options:

Please utilize the Direct Phone Dial option to be immediately entered into the conference call once you are ready to connect.

Direct Phone Dial

(RapidConnect URL):	https://emportal.ink/3VH0rRI

Or the traditional, operator assisted dial-in below.

Domestic:	1-800-836-8184

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, and other immaterial expenses and non-cash items.
●	Transaction expenses: Target Hospitality incurred certain immaterial transaction costs during 2023. During 2024, Target Hospitality incurred transaction costs associated with certain transactions, primarily driven by the Proposal.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary Cash Flow as cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in

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considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to gross profit, net income, or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary Cash Flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary Cash Flows, EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services income	$67,491	$92,523	$139,889	$187,359
Specialty rental income	33,230	51,107	67,504	104,090
Total revenue	100,721	143,630	207,393	291,449
Costs:
Services	33,557	35,734	70,472	75,434
Specialty rental	5,489	7,538	11,397	16,097
Depreciation of specialty rental assets	14,805	17,992	29,586	35,589
Gross profit	46,870	82,366	95,938	164,329
Selling, general and administrative	13,457	13,457	28,312	28,656
Other depreciation and amortization	3,908	3,841	7,792	7,644
Other expense (income), net	(46)	311	(156)	1,315
Operating income	29,551	64,757	59,990	126,714
Loss on extinguishment of debt	—	—	—	2,128
Interest expense, net	4,273	5,276	8,861	12,773
Change in fair value of warrant liabilities	—	(675)	(675)	(4,385)
Income before income tax	25,278	60,156	51,804	116,198
Income tax expense	6,892	13,703	13,035	25,920
Net income	18,386	46,453	38,769	90,278
Change in fair value of warrant liabilities	—	(675)	—	(4,385)
Net income attributable to common stockholders - diluted	18,386	45,778	38,769	85,893
Other comprehensive loss
Foreign currency translation	(20)	(5)	(40)	(26)
Comprehensive income	$18,366	$46,448	$38,729	$90,252

Weighted average number shares outstanding - basic	100,261,964	101,465,088	100,459,835	101,056,450
Weighted average number shares outstanding - diluted	101,253,181	105,045,608	101,913,814	105,699,684

Net income per share - basic	$0.18	$0.46	$0.39	$0.89
Net income per share - diluted	$0.18	$0.44	$0.38	$0.81

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	June 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$154,296	$103,929
Accounts receivable, less allowance for credit losses	48,737	67,092
Other current assets	5,797	9,479
Total current assets	$208,830	$180,500

Specialty rental assets, net	336,440	349,064
Goodwill and other intangibles, net	100,590	107,320
Other non-current assets	51,189	57,469
Total assets	$697,049	$694,353

Liabilities
Accounts payable	$17,541	$20,926
Deferred revenue and customer deposits	2,721	1,794
Current warrant liabilities	—	675
Current portion of long-term debt, net	179,177	—
Other current liabilities	36,067	46,935
Total current liabilities	235,506	70,330

Long-term debt, net	—	178,093
Other non-current liabilities	64,377	68,623
Total liabilities	299,883	317,046

Stockholders' equity
Common stock and other stockholders' equity	97,282	116,192
Accumulated earnings	299,884	261,115
Total stockholders' equity	397,166	377,307
Total liabilities and stockholders' equity	$697,049	$694,353

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Six Months Ended
	June 30,
	2024	2023

Cash and cash equivalents - beginning of period	$103,929	$181,673

Cash flows from operating activities
Net income	38,769	90,278
Adjustments:
Depreciation	30,648	36,530
Amortization of intangible assets	6,730	6,703
Other non-cash items	11,434	38,474
Changes in operating assets and liabilities	2,115	(101,710)
Net cash provided by operating activities	$89,696	$70,275

Cash flows from investing activities
Purchases of specialty rental assets	(15,918)	(42,916)
Other investing activities	(219)	(5,875)
Net cash used in investing activities	$(16,137)	$(48,791)

Cash flows from financing activities
Other financing activities	(23,187)	(133,585)
Net cash used in financing activities	$(23,187)	$(133,585)

Effect of exchange rate changes on cash and cash equivalents	(5)	6

Change in cash and cash equivalents	50,367	(112,095)

Cash and cash equivalents - end of period	$154,296	$69,578

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Gross Profit	$46,870	$82,366	$95,938	$164,329

Adjustments:
Depreciation of specialty rental assets	14,805	17,992	29,586	35,589
Adjusted gross profit	$61,675	$100,358	$125,524	$199,918

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net income	$18,386	$46,453	$38,769	$90,278
Income tax expense	6,892	13,703	13,035	25,920
Interest expense, net	4,273	5,276	8,861	12,773
Loss on extinguishment of debt	—	—	—	2,128
Other depreciation and amortization	3,908	3,841	7,792	7,644
Depreciation of specialty rental assets	14,805	17,992	29,586	35,589
EBITDA	$48,264	$87,265	$98,043	$174,332

Adjustments
Other expense (income), net	(46)	311	(156)	1,315
Transaction expenses	1,922	37	2,162	88
Stock-based compensation	1,336	3,466	4,083	9,113
Change in fair value of warrant liabilities	—	(675)	(675)	(4,385)
Other adjustments	703	511	2,409	1,050
Adjusted EBITDA	$52,179	$90,915	$105,866	$181,513

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Six Months Ended
	June 30,
	2024	2023

Net cash provided by operating activities	$89,696	$70,275
Less: Maintenance capital expenditures for specialty rental assets	(9,387)	(4,503)
Discretionary cash flows	$80,309	$65,772

Purchase of specialty rental assets	(15,918)	(42,916)
Purchase of property, plant and equipment	(261)	(1,493)
Acquired intangible assets	—	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	42	165
Net cash used in investing activities	$(16,137)	$(48,791)

Principal payments on finance and finance lease obligations	(824)	(701)
Repayment of Senior Notes	—	(125,000)
Repurchase of Common Stock	(21,137)	—
Payment of issuance costs from warrant exchange	—	(1,504)
Proceeds from issuance of Common Stock from exercise of warrants	3	209
Proceeds from issuance of Common Stock from exercise of stock options	1,386	1,252
Payment of deferred financing costs	—	(1,423)
Taxes paid related to net share settlement of equity awards	(2,615)	(6,418)
Net cash used in financing activities	$(23,187)	$(133,585)

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